EXHIBIT 31a

CERTIFICATIONS

I, Michael E. Batten, certify that:

1.	I have reviewed this annual report on Form 10-K/A, Amendment No. 1, of Twin Disc, Incorporated;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 19, 2011
/s/ MICHAEL E. BATTEN
Michael E. Batten
Chairman and Chief Executive Office